Exhibit 99.1

COMPANY:	Perma-Pipe International Holdings, Inc.
CONTACT:	David Mansfield, President and CEO

Perma-Pipe Investor Relations

(847) 929-1200

investor@permapipe.com

Perma-Pipe International Holdings, Inc. Announces the Appointment of Jon C. Biro to its Board of Directors

SPRING, TX, February 28, 2025 – Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH), today announced changes to its Board of Directors, including the appointment to the Board of Mr. Jon C. Biro, effective March 4, 2025.

Mr. Biro, age 58, has extensive business leadership, financial, board, and C-Suite executive experience, serving as an Operating Advisor to Snow Peak Capital, LLC since 2022, as well as serving on the board for one of its portfolio companies, Sandy Alexander, Inc., a commercial printing business. Previously, Mr. Biro served as Chief Financial Officer to several public companies, including Harte-Hanks, Inc., a marketing services business from 2017 to 2019, Exterran Holdings, Inc., in the natural gas compression business from 2014 to 2017, and Consolidated Graphics, Inc. from 2008 to 2014, a consolidator of commercial printers. Additionally, since 2010, Mr. Biro has been a board member of Vision Plastics New Zealand, Ltd., a privately owned plastics processing business. He graduated from the University of Texas with a Bachelor of Arts degree in Psychology with a minor in Economics, and from the University of Houston with a Master of Science in Accountancy.

President and CEO, Mr. David Mansfield commented, “We regularly evaluate our Board composition to ensure it includes the appropriate skill, experience, and perspectives necessary to drive growth for our stockholders. We also strive to keep the Board refreshed to maintain diversity of thought and contemporary insights consistent with industry best practices. The addition of Mr. Biro as an independent director will bring new and extensive financial expertise to fill the gap created by Ms. Boiter’s announced resignation from the Board earlier this year. We are extremely pleased to have him join our Board.”

Perma-Pipe International Holdings, Inc.

Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH, “Perma-Pipe”, or the “Company”) is a global leader in pre-insulated piping and leak detection systems for oil and gas, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, Perma-Pipe has operations at fifteen locations in six countries.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) fluctuations in the price of oil and natural gas and its impact on customer order volume for the Company's products; (ii) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (iii) decreases in government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (iv) the Company’s ability to repay its debt and renew expiring international credit facilities; (v) the Company’s ability to effectively execute its strategic plan and achieve sustained profitability and positive cash flows; (vi) the Company's ability to collect a long-term account receivable related to a project in the Middle East; (vii) the Company’s ability to interpret changes in tax regulations and legislation; (viii) the Company's ability to use its net operating loss carryforwards; (ix) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s "over-time" revenue recognition; (x) the Company’s failure to establish and maintain effective internal control over financial reporting; (xi) the timing of order receipt, execution, delivery and acceptance for the Company’s products; (xii) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (xiii) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xiv) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xv) reductions or cancellations of orders included in the Company’s backlog; (xvi) risks and uncertainties specific to the Company's international business operations; (xvii) the Company’s ability to attract and retain senior management and key personnel; (xviii) the Company’s ability to achieve the expected benefits of its growth initiatives; (xix) the impact of pandemics and other public health crises on the Company and its operations; and (xx) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com).

Perma-Pipe International Holdings, Inc.

David Mansfield, President and CEO

Perma-Pipe Investor Relations

investor@permapipe.com

847.929.1200

Source: Perma-Pipe International Holdings, Inc.